Exhibit 99.1

Transocean Ltd. Announces Agreement with Shipyard to Delay Delivery, Defer Payments of Newbuild, Ultra-Deepwater Drillships

STEINHAUSEN, Switzerland—June 7, 2021—Transocean Ltd. (NYSE: RIG) announced today that it has agreed with Sembcorp Marine’s subsidiary, Jurong Shipyard Pte Ltd (JSPL), on the delayed delivery of the ultra-deepwater drillships Deepwater Atlas and Deepwater Titan. As part of the agreement, JSPL has agreed to accept deferred payment for both rigs.

The Deepwater Atlas and Deepwater Titan are the world’s first eighth generation ultra-deepwater drillships and only rigs to feature a 3,000,000 pound hook-load. These drillships are the most capable and highest specification rigs in the world and will include the first 20,000 psi well control system. In addition to their state-of-the-art drilling capabilities, these rigs are also designed and equipped to optimize fuel consumption, reduce emissions, and thus minimize the associated carbon footprint of each offshore project.

Deepwater Atlas: Delivery of the drillship is now expected to be in December 2021. Upon delivery, Transocean will make a $50 million payment to JSPL; the balance of payments owed to the shipyard, or approximately $370 million, will be payable during a five-year period following delivery pursuant to a secured financing arrangement with the shipyard.

Transocean also has agreed with BOE Exploration & Production LLC (Beacon) that drilling operations on the Shenandoah project in the U.S. Gulf of Mexico are expected to commence during the third quarter of 2022. Transocean expects Beacon to commence drilling on its Shenandoah project utilizing the Deepwater Atlas following a final investment decision from Beacon and its partners. That decision is expected to be made on or before July 31, 2021.

Deepwater Titan: Delivery of the drillship is now expected to be in May 2022. Upon delivery, Transocean will pay JSPL 80% of amounts owed, or approximately $350 million. Twenty percent (20%) of amounts owed, or approximately $90 million will be deferred and payable over a five-year period following delivery pursuant to a deferred payment arrangement with the shipyard.

Transocean also has agreed with Chevron U.S.A., Inc. (Chevron) that commercial operations of the Deepwater Titan are expected to commence in the first quarter of 2023. Transocean’s contract with Chevron maintains its duration and estimated backlog of $830 million, excluding mobilization and reimbursables.

Payments under each arrangement will be made in accordance with the respective payment schedules over the terms of each arrangement. Principal balances will carry an interest rate of 4.5% per annum.

“These agreements clearly represent a monumental achievement for Transocean. As the result, we will take delivery of the two highest specification ultra-deepwater drillships in the world, and the only two assets capable of drilling and completing 20,000 psi wells. Notably, as a critical element of these agreements, we will receive shipyard financing, which materially improves our year-end 2022 liquidity by over $450 million, thus extending our runway and providing us with additional investment flexibility as the industry recovers,” said Jeremy Thigpen, President and CEO.

Thigpen concluded: “On behalf of Transocean, I sincerely thank JSPL, Chevron, and Beacon Offshore for their significant contributions to this process. I would especially like to thank our customers, as these

Exhibit 99.1

agreements clearly demonstrate the trust that they have in Transocean’s track record of successfully introducing revolutionary new technologies to the industry, and the confidence that they have in our ability to consistently deliver safe, reliable and efficient drilling operations across our global fleet. We are extremely excited about these initial campaigns for the Deepwater Atlas and Deepwater Titan and we are excited about the expanding list of 20,000 psi opportunities requiring the extraordinary capabilities of these rigs.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units, including 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com

Conference Call Information

Transocean will conduct a teleconference call to discuss this agreement at 11 a.m. EDT, 5 p.m. CEST, on Monday, June 7, 2021. To participate, dial +1 334-323-0501 and refer to confirmation code 9073223 approximately 10 minutes prior to the scheduled start time of the call.

The teleconference will be simulcast in a listen-only mode over the internet and can be accessed at: www.deepwater.com, by selecting Investors, News, and Webcasts.

A replay of the conference call will be available after 2 p.m. EDT, 8 p.m. CEST, on Monday June 7, 2021. The replay, which will be archived for approximately 30 days, can be accessed at: +1 719-457-0820 passcode 9073223 and pin 1735. The replay will also be available on the company’s website.

Additional Information and Where to Find It

Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found on the Investor Relations home page at: https://investor.deepwater.com/

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks

Exhibit 99.1

associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contact:

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647